UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400
Deerfield, IL (Address of principal executive offices)		60015 (Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2011 annual meeting of stockholders of CF Industries Holdings, Inc. (the “Company”) was held on May 11, 2011.

(b) The final results of the items submitted to a vote of stockholders are as follows:

1.                                       The election of four class III directors to serve until the 2014 annual meeting of stockholders:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Stephen R. Wilson	52,728,596	3,833,577	—	4,064,353
Wallace W. Creek	55,501,613	1,060,560	—	4,064,353
William Davisson	55,300,968	1,261,205	—	4,064,353
Robert G. Kuhbach	55,832,179	724,994	—	4,064,353

2.                                       The advisory vote regarding the compensation of the Company’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on executive compensation	52,589,552	3,534,033	438,588	4,064,353

3.                                       The advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of its named executive officers in its proxy statement for stockholder consideration:

	3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
Advisory vote on the frequency of the advisory vote on executive compensation	15,188,803	1,009,435	40,270,477	93,458	4,064,353

See item 5.07(d) below.

4.                                       The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2011:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of KPMG as independent auditors	60,550,635	57,663	18,228	—

5.                                       Stockholder proposal regarding declassification of the board of directors of the Company:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder proposal	50,573,857	5,946,427	41,889	4,064,353

(d) Following the Company’s annual meeting of stockholders, the Company’s board of directors adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next advisory vote on the frequency of advisory votes regarding the compensation of the Company’s named executive officers, which will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and
Secretary